Exhibit 99.1

NEWS RELEASE CONTACT: Kim Duncan Senior Director, Investor Relations The Cooper Companies, Inc. ir@cooperco.com	6140 Stoneridge Mall Road Suite 590 Pleasanton, CA 94588 925-460-3663 www.coopercos.com

THE COOPER COMPANIES COMMENCES A TENDER OFFER

FOR ALL SHARES OF ORIGIO A/S

PLEASANTON, Calif., June 3, 2012 – The Cooper Companies, Inc. (NYSE: COO) today announced it has made a voluntary tender offer to acquire all the issued and outstanding shares and warrants of Origio a/s, Oslo Stock Exchange (Oslo: ORO), for NOK 28 per share. The enterprise value of the transaction is approximately US$189 million, consisting of US$151 million in equity and approximately $38 million of net debt. The tender offer is set to expire June 22, 2012, unless the tender offer is extended.

Cooper, through its subsidiaries, plans to finance the acquisition with available off-shore cash and credit facilities. If the tender offer is successful, the transaction is anticipated to close during the fiscal third quarter 2012. Cooper expects this transaction, excluding one-time charges, to be neutral to fiscal 2012 earnings per share (EPS) and slightly accretive to fiscal 2013 EPS.

Origio is a leading global in-vitro fertilization (IVF) medical device company that develops, manufactures and distributes highly specialized products that target IVF treatment with a goal to make fertility treatment safer, more efficient and convenient. Based in Malov, Denmark, Origio has approximately 320 employees and generated sales of DKK 370 million (approximately US$65 million) in 2011.

“We are very pleased to make this announcement with Origio,” said Robert S. Weiss, Cooper’s president and chief executive officer. “This acquisition significantly strengthens our existing IVF business and continues CooperSurgical’s strategic commitment to expanding its product offerings in the women’s healthcare market.”

Conference Call and Webcast

The Company will host a conference call Monday, June 4, 2012 at 9:00 AM ET to discuss the tender offer. The dial in number in the United States is +1-800-295-3991 and outside the United States is +1-617-614-3924. The passcode is 72403852. There will be a replay available approximately two hours after the call ends until Monday, June 11, 2012. The replay number in the United States is +1-888-286-8010 and outside the United States is +1-617-801-6888. The replay passcode is 23832748. This call will be broadcast live on our website at www.coopercos.com and at www.streetevents.com. A transcript will be available on our website following the conference call.

For a presentation on the tender offer of Origio, visit the Investor Relations section of the Company’s website at www.coopercos.com.

Forward-Looking Statements

This news release contains “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Statements relating to guidance, plans, prospects, goals, strategies, future actions, events or performance and other statements which are other than statements of historical fact, including our 2012 Guidance and all statements regarding anticipated growth in our revenue, expected results of operations and integration of any acquisition are forward-looking. To identify these statements look for words like “believes,” “expects,” “may,” “will,” “should,” “could,” “seeks,” “intends,” “plans,” “estimates” or “anticipates” and similar words or phrases. Forward-looking statements necessarily depend on assumptions, data or methods that may be incorrect or imprecise and are subject to risks and uncertainties.

Among the factors that could cause our actual results and future actions to differ materially from those described in forward-looking statements are described in our Securities and Exchange Commission filings, including the “Business” and “Risk Factors” sections in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2011, as such Risk Factors may be updated in quarterly filings.

We caution investors that forward-looking statements reflect our analysis only on their stated date. We disclaim any intent to update them except as required by law.

About The Cooper Companies

The Cooper Companies, Inc. (“Cooper”) is a global medical device company publicly traded on the NYSE Euronext (NYSE:COO). Cooper is dedicated to being A Quality of Life Company™ with a focus on delivering shareholder value. Cooper operates through two business units, CooperVision and CooperSurgical. CooperVision brings a refreshing perspective on vision care with a commitment to crafting a wide range of high-quality products for contact lens wearers and providing focused practitioner support. CooperSurgical focuses on supplying women’s health clinicians with market leading products and treatment options to improve the delivery of healthcare to women. Headquartered in Pleasanton, CA, Cooper has over 7,000 employees with products sold in over 100 countries. For more information, please visit www.coopercos.com.

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